EXHIBIT 10.4

EXECUTION VERSION

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made and entered into as of this 17th day of December, 2015 by and between Gramercy Property Trust Inc., a Maryland corporation (“Gramercy”), and Gramercy Property Trust (formerly known as Chamber Street Properties), a Maryland real estate investment trust (“New Gramercy”).

BACKGROUND

Gramercy and New Gramercy are parties to that certain Agreement and Plan of Merger, dated as of July 1, 2015, as amended November 23, 2015 and December 7, 2015 (the “Merger Agreement”), by and among Gramercy, New Gramercy and Columbus Merger Sub, LLC, a Maryland limited liability company and a wholly owned subsidiary of New Gramercy (“Merger Sub”) pursuant to which Gramercy will merge with and into Merger Sub and Merger Sub will continue as the surviving entity and successor to Gramercy (the “Merger”). Immediately following the effective time of the Merger, New Gramercy will change its name to “Gramercy Property Trust.”

Gramercy is a party to that certain Registration Rights Agreement, dated as of March 24, 2014 (the “Registration Rights Agreement”), by and among Gramercy, GPT Property Trust LP (the “Operating Partnership”) and Morgan Stanley & Co. LLC, entered into for the benefit of the Operating Partnership’s 3.75% Exchangeable Senior Notes due 2019.

In connection with the Merger, Gramercy desires to assign, and New Gramercy desires to assume, all of Gramercy’s rights and obligations under the Registration Rights Agreement.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants herein, hereby agree as follows:

1.             Assignment and Assumption.  As of the Effective Time (as defined in the Merger Agreement), Gramercy hereby transfers and assigns to New Gramercy all of its right, title and interest in and to, and rights under, the Registration Rights Agreement and New Gramercy hereby agrees to assume all of Gramercy’s obligations under the Registration Rights Agreement.

2.             Scope of Assignment. Neither the making nor the acceptance of this instrument shall enlarge, restrict or otherwise modify the terms of the Registration Rights Agreement.

3.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have caused this Assignment and Assumption Agreement to be duly executed on the date first above written.

GRAMERCY PROPERTY TRUST INC.

By:	/s/ Benjamin P. Harris
Name:	Benjamin P. Harris
Title:	President

GRAMERCY PROPERTY TRUST

By:	/s/ Benjamin P. Harris
Name:	Benjamin P. Harris
Title:	President